UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2014

CITADEL EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54639	27-1550482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

417 31st Street, Unit A, Newport Beach, CA	92663
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 612-8040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

Press Release

On August 13, 2014, Citadel Exploration, Inc. (the "Company") announced that its first well at Project Indian, the Indian #1-15, has been producing approximately six barrels of oil per day, over the past seven days.

The Company is disclosing under Item 7.01 of this Current Report on Form 8-K the foregoing information.

In addition, the Company is disclosing under Item 7.01 of this Current Report on Form 8-K the information attached to this report as Exhibit 99.1, which information is incorporated by reference herein.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release – Dated August 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EXPLORATION, INC.

By: /s/ Armen Nahabedian
Armen Nahabedian Chief Executive Officer

Date: August 13, 2014

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated August 13, 2014 announcing Indian #1-15 well results.

EXHIBIT 99.1
For Immediate Release

 Citadel Exploration Announces New Field Discovery
California-focused E&P Proves Heavy Oil at Project Indian is Mobile

Newport Beach, CA, August 13, 2014 - Citadel Exploration, Inc. (OTCQB: COIL) (“Citadel” or “the Company”), a pure-play California oil company with operations in the Salinas and San Joaquin Basins of California, announced today that  its first well at Project Indian, the Indian #1-15, has been producing approximately six barrels of oil per day, over the past seven days.  This is the first oil ever produced on this structure after over 100 years of exploration efforts in the area by Standard Oil and Chevron Corp (NYSE: CVX).  The Indian #1-15 well data supports Citadel’s predrilling geologic model. Citadel believes it’s 688 acre lease contains an unrisked resource potential of 100 million barrels of original oil in place (OOIP).  Historically, thermal recovery methods in California have proven to recover 20-60% of the OOIP.

Time line of events at Project Indian in 2014:

•	January 25: Drilled Indian #1-15 to a total depth of 469 feet encountering over 100 feet of oil pay.

•	January 28: Perforated 14 feet of oil pay from 382 feet to 396 feet. Submitted application to the Division of Oil, Gas and Geothermal (DOGGR) for steam injection permit.

•	May 5: Granted steam injection permit and moved in temporary steam equipment the following week.

•	May 13-23: injected steam at a rate of 300-400 bbls/pd, with total steam injection volume of 3,600 barrels.

•	May 23-28: Allowed steam to soak in reservoir.

•	May 29: Began producing gross fluids at approximately 50 bbls/pd, 100% hot water.

•	July 14: First oil is observed at 1% of gross fluid volumes of approximately 50 bbls/pd.

•	July 17: Lab analysis on produced oil determines the oil is 11.6 API and has pour point of 58 degrees Fahrenheit.

•	July 21: Oil increases to approximately 5% of gross fluid volumes of approximately 40 bbls/pd.

•	July 28: Oil increases to approximately 10% of gross fluid volumes of approximately 30 bbls/pd.

•	August 4: Oil increases to approximately 20% of gross fluid volumes of approximately 25 bbls/pd

•	August 11: Oil increases to approximately 25% of gross fluid volumes of approximately 25 bbls/pd.

"Having worked on this project for over seven years, I can’t overstate the importance and magnitude of our discovery at Project Indian.” Said Armen V. Nahabedian, President and CEO of Citadel Exploration “We have gained valuable data on the properties of the oil and characteristics of the reservoir.  We are confident enough with these early results to now move to Phase II of the project.”

Citadel will now move into Phase II of the project.  Phase II will include preparing a complete Environment Impact Report (EIR) for full field development which will likely require several hundred wells.  Additionally, the company is working with its engineers to procure the long-lead items required for commercial production.  These items include the purchase of a steam generator, heated production facilities, a reverse osmosis water system and construction of an approximate one mile of pipeline to connect to the existing natural gas system in the area.

Phil McPherson, Chief Financial Officer of Citadel, commented, “Given the current commodity price environment, with oil prices averaging $90 per barrel while natural gas prices average $4.00 per Mcfe, we are in the perfect environment for a thermal recovery project such as The Indian Oil Field.  This first well, the Indian #1-15, has given us several data points, none more significant than the reservoir’s response to thermal stimulation and the lower viscosity of the oil.  In theory, lower viscosity should reduce operating costs once the field is in full development.”

Citadel would like to thank the County of San Benito and its citizens for their support and approval of our project.  Even with the recent adverse ruling by the Monterey County Superior Court Judge against the County and its approval of our project, we will continue to work with the County to defend our rights that our mineral lease has afforded us and develop this field with the highest standards of safety and environmental stewardship.

About Citadel Exploration, Inc.:

Citadel Exploration (COIL) is a pure-play California oil company with operations in the Salinas and San Joaquin Basins of California. Citadel has a broad portfolio of capital investment opportunities arising from management’s extensive knowledge of the geology and the history of oil and gas exploration and development in California.

Citadel currently is focusing its efforts on two primary prospects:  Project Indian, a thermal-recovery project in San Benito County on which it has recently drilled its first well, and the Yowlumne Project, a new prospect recently acquired from Aera Energy in which it is currently permitting two exploration wells.

Citadel prides itself on its legacy of discovery and innovation in the industry, and is committed to a plan of careful, deliberate growth tempering risk by focusing on historically successful projects.  The best place to find oil, is where it has already been found.

Company Contact:
Phil McPherson – CFO
949-612-8040

Investor Relations Contact:
MZ Group - North America
Dustin Salem, SVP
Tel:  949-259-4998
Email:  dustin.salem@mzgroup.us